FOR RELEASE ON: February 1, 2023

CONTACT:    Robert Barry, VP - Investor Relations
        608-361-7530
        robert.barry@regalrexnord.com

REGAL REXNORD CORPORATION REPORTS STRONG FOURTH QUARTER 2022 FINANCIAL RESULTS

BELOIT, WI - Regal Rexnord Corporation (NYSE: RRX)

Fourth Quarter Highlights
•Announced Transformational Acquisition Of Altra Industrial Motion Corp. ("Altra")
•Announced Strategic Review Of Alternatives For The Global Motors And Generators Portion Of Our Industrial Systems Segment
•Sales Up 2% Versus PY And Up 4% On An Organic Basis*
•Backlog Remains Elevated, Up 45% Versus Beginning Of 2021
•GAAP Net Income Increased $104.6 Million Versus PY To $102.7 Million; Adjusted EBITDA Margin* Up 310 Basis Points Versus PY To 22.0%; Price/Cost Remained Positive
•GAAP Diluted EPS Of $1.53 Versus ($0.05) In PY; Adjusted Diluted EPS* Of $2.64 Versus $2.16 In PY
•Free Cash Flow Conversion* Of 165%
•Net Debt* To Adjusted EBITDA* Of 1.2x
•Achieved Over $70M Of Run Rate Synergies On Rexnord PMC Merger Exiting 2022
•Introducing 2023 Guidance For GAAP Diluted EPS In A Range Of $5.64 To $6.44 And For Adjusted Diluted EPS In A Range Of $10.05 To $10.85

Full Year 2022 Highlights
•Sales Up 37% Versus PY And Up 9% On An Organic Basis
•GAAP Net Income Increased $259.1 Million Versus PY To $494.9 Million; Adjusted EBITDA Margin Up 230 Basis Points Versus PY To 21.3%
•GAAP Diluted EPS Of $7.29 Versus $4.81 In PY; Adjusted Diluted EPS Of $10.75 Versus $9.84 In PY

Altra Update
•Transaction Financing In Place; Debut Notes Offering More Than Four Times Over-Subscribed
•Altra Obtained Stockholder Approval
•Regulatory Approval Process Continuing As Expected; U.S. HSR Waiting Period Expired And Merger Control Filing In China Accepted For Simplified Review Process
•Integration Planning Underway; Transaction Remains On Track To Close In 1H23

CEO Louis Pinkham commented, “I am pleased with our 4Q performance, which reflected our Regal Rexnord team executing at a high level to deliver a strong finish to 2022. While some end markets continued to slow, our various outgrowth efforts and consistent price discipline helped us deliver 4% organic sales growth in the quarter. I am also proud of our team's disciplined efforts to continue raising our adjusted EBITDA margin, which was up over 300 basis points in the quarter, aided by 80/20, lean, new product, and our acquisition synergies.”

Mr. Pinkham continued, “During the quarter, we continued to be proactive about managing our portfolio, announcing a strategic review of the motors and generators businesses within our Industrial Systems segment and announcing the highly strategic decision to acquire Altra. Since announcing the transaction, we've hit a number of critical milestones on the path to close - securing financing to fund the acquisition, Altra obtaining stockholder approval for the deal, and seeing the HSR waiting period in the U.S. expire. Notably, we successfully issued $4.7 billion of bonds in early January to support the financing of the Altra acquisition, in an offering that was more than four times
*Non-GAAP Financial Measurement, See Appendix for Reconciliation

over-subscribed, and with interest rates roughly 100 basis points lower than anticipated at announcement. The Regal Rexnord team remains very excited about the prospect of welcoming Altra's associates once we close."
Mr. Pinkham concluded, “As I look ahead to 2023, I am confident about our prospects. While the global macro outlook appears increasingly challenged, Regal Rexnord has so many self-help opportunities in front of us, ranging from M&A synergies and a tremendous pipeline of mix-positive new products, to sizable further upside from our 80/20 and lean initiatives. We'll manage through the cycle, as our experienced team knows how to do, but our focus will be on controllable execution around outgrowth, margin expansion, merger synergy realization, and working capital reduction. I believe that Regal Rexnord's future is extremely bright with so many value creation levers under our control.”

Guidance
Regal Rexnord Corporation expects organic revenue to be slightly down at the mid-point of its range for 2023.

The Company is introducing 2023 annual guidance for GAAP diluted earnings per share in a range of $5.64 to $6.44 and for adjusted diluted earnings per share in a range of $10.05 to $10.85.

The Company’s GAAP guidance includes financing costs and net interest expense on the recently issued senior notes, but excludes other financial impacts and contributions of the pending Altra acquisition. The Company’s adjusted guidance excludes all financial impacts and contributions from the pending acquisition.

Segment Performance
Fourth quarter 2022 segment results versus the prior year:

•Motion Control Solutions segment net sales were $596.1 million, an increase of 9.0%, or 9.4% on an organic basis. Results reflect broad-based strength, particularly in the general industrial, energy, metals & mining, and aerospace markets, partially offset by weakness in the China wind market. Adjusted EBITDA margin was 27.8% of adjusted net sales*.

•Climate Solutions net sales were $235.2 million, a decrease of 11.5%, or 10.7% on an organic basis. The decline reflects weakness in global HVAC markets, particularly in the U.S., partially offset by share gains. Adjusted EBITDA margin was 18.5% of adjusted net sales.

•Commercial Systems net sales were $260.3 million, an increase of 1.2%, or 5.6% on an organic basis. Primary drivers included share gains, particularly in the general industrial and C-HVAC markets, partially offset by weakness in China. Adjusted EBITDA margin was 17.6% of adjusted net sales.

•Industrial Systems net sales were $153.1 million, an increase of 4.4%, or 9.7% on an organic basis. Primary drivers included strength in the North America general industrial and data center markets, partially offset by weakness in China. Adjusted EBITDA margin was 12.2% of adjusted net sales.

Conference Call

Regal Rexnord will hold a conference call to discuss this earnings release at 9:00 AM CT (10:00 AM ET) on Thursday, February 2, 2023. To listen to the live audio and view the presentation during the call, please visit Regal Rexnord’s Investor website: https://investors.regalrexnord.com. To listen by phone or to ask the presenters a question, dial 1.888.317.6003 (U.S. callers) or +1.412.317.6061 (international callers) and enter 9123957# when prompted.

A webcast replay will be available at the link above, and a telephone replay will be available at 1.877.344.7529 (U.S. callers) or +1.412.317.0088 (international callers), using a replay access code of 7067063#. Both replays will be accessible for three months after the earnings call.

About Regal Rexnord

Regal Rexnord is a global leader in the engineering and manufacturing of industrial powertrain solutions, power transmission components, electric motors and electronic controls, air moving products and specialty electrical components and systems, serving customers around the world. Through longstanding technology leadership and an intentional focus on producing more energy-efficient products and systems, Regal Rexnord helps create a better tomorrow – for its customers and for the planet.

Regal Rexnord is comprised of four segments: Motion Control Solutions, Climate Solutions, Commercial Systems and Industrial Systems. Regal Rexnord is headquartered in Beloit, Wisconsin and has manufacturing, sales and service facilities worldwide. For more information, visit RegalRexnord.com.

Forward Looking Statements

This release contains forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which reflect Regal Rexnord’s current estimates, expectations and projections about Regal Rexnord’s future results, performance, prospects and opportunities. Forward-looking statements include statements that are not historical facts and can be identified by forward-looking words such as “anticipate,” “believe,” “confident,” “estimate,” “expect,” “intend,” “plan,” “target,” “may,” “will,” “project,” “forecast,” “would,” “could,” “should,” and similar expressions. These forward-looking statements are based upon information currently available to Regal Rexnord and are subject to a number of risks, uncertainties, and other factors that could cause actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Important factors that could cause Regal Rexnord’s actual results to differ materially from the results referred to in the forward-looking statements Regal Rexnord makes in this release include: the possibility that the conditions to the consummation of the proposed acquisition of Altra (the “Proposed Acquisition”) will not be satisfied on the terms or timeline expected, or at all; failure to obtain, or delays in obtaining, or adverse conditions related to obtaining regulatory approvals sought in connection with the Proposed Acquisition; Regal Rexnord’s substantial indebtedness as a result of the Proposed Acquisition and the effects of such indebtedness on the combined company’s financial flexibility after the Proposed Acquisition; Regal Rexnord’s ability to achieve its objectives on reducing its indebtedness on the desired timeline; the possibility that the pendency of the Proposed Acquisition could materially and adversely affect our and Altra’s business, financial condition, results of operations or cash flows; dependence on key suppliers and the potential effects of supply disruptions; fluctuations in commodity prices and raw material costs; any unforeseen changes to or the effects on liabilities, future capital expenditures, revenue, expenses, synergies, indebtedness, financial condition, losses and future prospects; the possibility that Regal Rexnord may be unable to achieve expected benefits, synergies and operating efficiencies in connection with the Proposed Acquisition, the merger with Rexnord Process & Motion Control business (the “Rexnord PMC business”) and the acquisition of Arrowhead Systems, LLC (“Arrowhead”) (together with the Proposed Acquisition and the merger with the Rexnord PMC business, the “Transactions”) within the expected time-frames or at all and to successfully integrate Altra, the Rexnord PMC business and Arrowhead; Regal Rexnord’s ability to identify and execute on future M&A opportunities, including significant M&A transactions; the impact of any such M&A transactions on Regal Rexnord’s results, operations and financial condition, including the impact from costs to execute and finance any such transactions; expected or targeted future financial and operating performance and results; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) being greater than expected following the Transactions; Regal Rexnord’s ability to retain key executives and employees; the continued financial and operational impacts of and uncertainties relating to the COVID-19 pandemic on customers and suppliers and the geographies in which they operate; uncertainties regarding the ability to execute restructuring plans within expected costs and timing; challenges to the tax treatment that was elected with respect to the merger with the Rexnord PMC business and related transactions; requirements to abide by potentially significant restrictions with respect to the tax treatment of the Rexnord PMC business which could limit Regal Rexnord’s ability to undertake certain corporate actions that otherwise could be advantageous; actions taken by competitors and their ability to effectively compete in the increasingly competitive global electric motor, drives and controls, power generation and power transmission industries; the ability to develop new products based on technological innovation, such as the Internet of Things, and marketplace acceptance of new and existing products, including products related to technology not yet adopted or utilized in geographic locations in which Regal Rexnord does business; dependence on significant customers; seasonal impact on sales of products into HVAC systems and other residential applications; risks associated with global manufacturing, including public health crises and political, societal or economic instability, including instability caused by the conflict between Russia and Ukraine; issues and costs arising from the integration of acquired companies and businesses and the timing and impact of purchase accounting adjustments; Regal Rexnord’s overall debt levels and its ability to repay principal and interest on its outstanding debt; prolonged declines in one or more markets, such as heating, ventilation, air conditioning, refrigeration, power generation, oil and gas, unit material handling, water heating and aerospace; economic changes in global markets, such as reduced demand for products, currency exchange rates, inflation rates, interest rates, recession, government policies, including policy changes affecting taxation, trade, tariffs, immigration, customs, border actions and the like, and other external factors that Regal Rexnord cannot control; product liability, asbestos and other litigation, or claims by end users, government agencies or others that products or customers’ applications failed to perform as anticipated, particularly in high volume applications or where such failures are alleged to be the cause of property or casualty claims; unanticipated liabilities of acquired businesses; unanticipated adverse effects or liabilities from business exits or divestitures; unanticipated costs or expenses that may be incurred related to product warranty issues; infringement of intellectual property by third parties, challenges to intellectual property, and claims of infringement on third party technologies; effects on earnings of any significant impairment of goodwill; losses from failures, breaches, attacks or disclosures involving information technology infrastructure and data; cyclical downturns affecting the global market for capital goods; and other risks and uncertainties including, but not limited, to those described in the section entitled “Risk Factors” in Part I, Item 1A in Regal Rexnord’s Annual Report on Form 10-K for the fiscal year ended January 1, 2022 on file with the SEC and subsequent SEC filings. Shareholders, potential investors, and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this release are made only as of the date of this release and Regal Rexnord undertakes no obligation to update any forward-looking information contained in this release or with respect to the announcements described herein to reflect subsequent events or circumstances.

Non-GAAP Measures
(Unaudited)
(Dollars in Millions, Except per Share Data)

We prepare financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We also periodically disclose certain financial measures in our quarterly earnings releases, on investor conference calls, and in investor presentations and similar events that may be considered “non-GAAP” financial measures. This additional information is not meant to be considered in isolation or as a substitute for our results of operations prepared and presented in accordance with GAAP.

In this earnings release, we disclose the following non-GAAP financial measures, and we reconcile these measures in the tables below to the most directly comparable GAAP financial measures: adjusted diluted earnings per share, adjusted income from operations, adjusted operating margin, adjusted net sales, net debt, adjusted EBITDA, adjusted EBITDA margin, adjusted bank EBITDA, adjusted net income attributable to Regal Rexnord, free cash flow, free cash flow as a percentage of adjusted net income attributable to Regal Rexnord (or free cash flow conversion), adjusted income before taxes, adjusted provision for income taxes and adjusted effective tax rate. We believe that these non-GAAP financial measures are useful measures for providing investors with additional information regarding our results of operations and for helping investors understand and compare our operating results across accounting periods and compared to our peers. Our management primarily uses adjusted income from operations and adjusted operating margin to help us manage and evaluate our business and make operating decisions, while adjusted diluted earnings per share, net debt, adjusted EBITDA, adjusted EBITDA margin, adjusted bank EBITDA, adjusted net sales, adjusted net income attributable to Regal Rexnord, free cash flow, free cash flow as a percentage of adjusted net income attributable to Regal Rexnord, adjusted income before taxes, adjusted provision for income taxes and adjusted effective tax rate are primarily used to help us evaluate our business and forecast our future results. Accordingly, we believe disclosing and reconciling each of these measures helps investors evaluate our business in the same manner as management.

In addition to these non-GAAP measures, we use the term “organic sales growth” to refer to the increase in our sales between periods that is attributable to organic sales. “Organic sales” refers to GAAP sales from existing operations excluding any sales from acquired businesses recorded prior to the first anniversary of the acquisition and excluding any sales from business divested/to be exited recorded prior to the first anniversary of the exit and excluding the impact of foreign currency translation. The impact of foreign currency translation is determined by translating the respective period’s organic sales using the currency exchange rates that were in effect during the prior year periods.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Unaudited
(Dollars in Millions, Except per Share Data)

	Three Months Ended		Year Ended
	Dec 31, 2022	Jan 1, 2022	Dec 31, 2022	Jan 1, 2022
Net Sales	$1,244.7	$1,216.6	$5,217.9	$3,810.3
Cost of Sales	838.1	880.6	3,548.2	2,698.7
Gross Profit	406.6	336.0	1,669.7	1,111.6
Operating Expenses	254.0	281.8	978.4	714.7
Goodwill Impairment	—	33.0	—	33.0
Asset Impairments	0.9	0.5	0.9	5.6
Total Operating Expenses	254.9	315.3	979.3	753.3
Income from Operations	151.7	20.7	690.4	358.3
Other Income, Net	(1.3)	(1.6)	(5.4)	(5.2)
Interest Expense	43.4	14.3	87.2	60.4
Interest Income	(2.0)	(1.9)	(5.2)	(7.4)
Income before Taxes	111.6	9.9	613.8	310.5
Provision for Income Taxes	8.9	11.8	118.9	74.7
Net Income (Loss)	102.7	(1.9)	494.9	235.8
Less: Net Income Attributable to Noncontrolling Interests	1.2	1.6	6.0	6.2
Net Income (Loss) Attributable to Regal Rexnord Corporation	$101.5	$(3.5)	$488.9	$229.6
Earnings (Loss) Per Share Attributable to Regal Rexnord Corporation:
Basic	$1.53	$(0.05)	$7.33	$4.85
Assuming Dilution	$1.53	$(0.05)	$7.29	$4.81
Cash Dividends Declared Per Share	$0.35	$7.32	$1.38	$8.28
Weighted Average Number of Shares Outstanding:
Basic	66.2	67.1	66.7	47.3
Assuming Dilution	66.5	67.7	67.1	47.7

CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(Dollars in Millions)
	Dec 31, 2022	Jan 1, 2022
ASSETS
Current Assets:
Cash and Cash Equivalents	$688.5	$672.8
Trade Receivables, less Allowances of $30.9 million in 2022 and $18.7 million in 2021	797.4	785.8
Inventories	1,336.9	1,192.4
Prepaid Expenses and Other Current Assets	177.7	157.6
Total Current Assets	3,000.5	2,808.6

Net Property, Plant, Equipment and Noncurrent Assets	7,268.4	7,558.8
Total Assets	$10,268.9	$10,367.4

LIABILITIES AND EQUITY
Current Liabilities:
Accounts Payable	$497.7	$643.8
Other Accrued Expenses	470.7	446.6
Current Maturities of Debt	33.8	4.9
Total Current Liabilities	1,002.2	1,095.3

Long-Term Debt	1,989.7	1,913.6
Other Noncurrent Liabilities	854.4	950.3
Equity:
Total Regal Rexnord Corporation Shareholders' Equity	6,388.2	6,370.0
Noncontrolling Interests	34.4	38.2
Total Equity	6,422.6	6,408.2
Total Liabilities and Equity	$10,268.9	$10,367.4

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
Unaudited
(Dollars in Millions)
	Three Months Ended		Year Ended
	Dec 31, 2022	Jan 1, 2022	Dec 31, 2022	Jan 1, 2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (Loss) Income	$102.7	$(1.9)	$494.9	$235.8
Adjustments to Reconcile Net Income and Changes in Assets and Liabilities (Net of Acquisitions and Divestitures) to Net Cash Provided by Operating Activities:
Depreciation and Amortization	77.0	77.8	307.4	170.6
Goodwill Impairment	—	33.0	—	33.0
Asset Impairments	0.9	0.5	0.9	5.6
Noncash Lease Expense	7.6	7.8	31.9	26.1
Loss on Disposal of Assets	1.9	1.3	2.7	0.2
Share-Based Compensation Expense	5.5	13.4	22.5	24.9
Financing Fees Amortization	17.8	6.7	19.6	19.2
Early Debt Extinguishment Charge	—	—	—	12.7
Change in Operating Assets and Liabilities	(15.2)	(39.0)	(443.7)	(170.4)
Net Cash Provided by Operating Activities	198.2	99.6	436.2	357.7
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to Property, Plant and Equipment	(29.2)	(17.0)	(83.8)	(54.5)
Proceeds Received from Sales of Property, Plant and Equipment	—	0.2	5.5	4.3
Business Acquisitions, Net of Cash Acquired	—	(121.4)	(35.0)	(125.5)
Net Cash Used in Investing Activities	(29.2)	(138.2)	(113.3)	(175.7)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net (Repayments) Borrowings Under Revolving Credit Facility	(171.0)	708.9	(307.7)	736.7
Net Borrowings of Short-Term Borrowings	3.1	1.4	1.1	1.5
Proceeds from Long-Term Debt	—	—	1,536.8	—
Repayments of Long-Term Debt	(7.8)	(0.8)	(1,123.7)	(451.1)
Dividends Paid to Shareholders	(23.0)	(297.8)	(90.9)	(335.6)
Proceeds from the Exercise of Stock Options	0.3	2.5	5.1	2.6
Early Debt Extinguishment Payments	—	—	—	(12.7)
Shares Surrendered for Taxes	(0.3)	(2.4)	(8.9)	(8.9)
Repurchase of Common Stock	—	(25.8)	(239.2)	(25.8)
Financing Fees Paid	(34.1)	(2.8)	(40.6)	(19.8)
Distributions to Noncontrolling Interest	—	—	(6.2)	(4.5)
Net Cash (Used in) Provided by Financing Activities	(232.8)	383.2	(274.2)	(117.6)
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	28.7	(0.4)	(33.0)	(2.9)
Net (Decrease) Increase in Cash and Cash Equivalents	(35.1)	344.2	15.7	61.5
Cash and Cash Equivalents at Beginning of Period	723.6	328.6	672.8	611.3
Cash and Cash Equivalents at End of Period	$688.5	$672.8	$688.5	$672.8

SEGMENT INFORMATION
Unaudited
(Dollars in Millions)
	Three Months Ended
	Commercial Systems		Industrial Systems		Climate Solutions		Motion Control Solutions		Total Regal Rexnord
	Dec 31, 2022	Jan 1, 2022	Dec 31, 2022	Jan 1, 2022	Dec 31, 2022	Jan 1, 2022	Dec 31, 2022	Jan 1, 2022	Dec 31, 2022	Jan 1, 2022
Net Sales	$260.3	$257.1	$153.1	$146.7	$235.2	$265.8	$596.1	$547.0	$1,244.7	$1,216.6
Adjusted Net Sales	$260.3	$257.1	$153.1	$146.7	$235.2	$265.8	$596.1	$547.0	$1,244.7	$1,216.6

GAAP Operating Margin	12.1%	7.7%	6.7%	(21.5)%	14.5%	18.1%	12.7%	(2.8)%	12.2%	1.7%
Adjusted Operating Margin*	14.4%	9.1%	9.5%	1.3%	15.9%	18.1%	16.8%	12.5%	15.2%	11.6%
Adjusted EBITDA Margin %*	17.6%	12.5%	12.2%	5.7%	18.5%	20.1%	27.8%	24.8%	22.0%	18.9%

Components of Net Sales:
Organic Sales Growth*	5.6%	13.0%	9.7%	4.5%	(10.7)%	18.4%	9.4%	4.9%	4.2%	11.1%
Acquisitions	—%	—%	—%	—%	—%	—%	2.9%	183.6%	1.3%	44.7%
Foreign Currency Impact	(4.3)%	0.6%	(5.3)%	0.4%	(0.8)%	—%	(3.3)%	(0.3)%	(3.1)%	0.1%

SEGMENT INFORMATION
Unaudited
(Dollars in Millions)
	Year Ended
	Commercial Systems		Industrial Systems		Climate Solutions		Motion Control Solutions		Total Regal Rexnord
	Dec 31, 2022	Jan 1, 2022	Dec 31, 2022	Jan 1, 2022	Dec 31, 2022	Jan 1, 2022	Dec 31, 2022	Jan 1, 2022	Dec 31, 2022	Jan 1, 2022
Net Sales	$1,145.4	$1,032.1	$616.0	$576.3	$1,081.8	$1,030.6	$2,374.7	$1,171.3	$5,217.9	$3,810.3
Adjusted Net Sales	$1,145.4	$1,032.1	$616.0	$576.3	$1,081.8	$1,030.6	$2,374.7	$1,171.3	$5,217.9	$3,810.3

GAAP Operating Margin	14.5%	10.8%	8.9%	(2.3)%	14.9%	19.0%	13.0%	5.5%	13.2%	9.4%
Adjusted Operating Margin	15.0%	11.8%	10.0%	3.4%	16.1%	19.2%	15.5%	16.3%	14.9%	13.9%
Adjusted EBITDA Margin %	18.0%	15.2%	12.6%	7.9%	18.2%	21.4%	26.6%	25.8%	21.3%	19.0%

Components of Net Sales:
Organic Sales Growth	13.9%	23.3%	10.3%	5.4%	5.7%	21.3%	7.9%	14.6%	9.3%	17.4%
Acquisitions	—%	—%	—%	—%	—%	—%	97.3%	49.0%	29.9%	12.0%
Foreign Currency Impact	(2.9)%	2.5%	(3.4)%	3.6%	(0.6)%	0.4%	(2.4)%	1.1%	(2.2)%	1.7%

ADJUSTED DILUTED EARNINGS PER SHARE	Three Months Ended		Year Ended
	Dec 31, 2022	Jan 1, 2022	Dec 31, 2022	Jan 1, 2022
GAAP Diluted Earnings (Loss) Per Share	$1.53	$(0.05)	$7.29	$4.81
Restructuring and Related Costs (a)	0.21	0.13	0.65	0.35
Transaction and Related Costs (b)	0.39	0.73	0.47	2.03
Goodwill Impairment	—	0.49	—	0.69
Inventory Step Up Adjustment	—	0.27	0.06	0.38
Intangible Amortization	0.52	0.50	2.09	1.23
Share-Based Compensation Expense	0.06	0.10	0.28	0.33
Gain on Sale of Assets	—	—	(0.04)	(0.04)
Impairments and Exit Related Costs	0.01	0.01	0.01	0.09
Discrete Tax Items	(0.08)	(0.02)	(0.06)	(0.03)
Adjusted Diluted Earnings Per Share	$2.64	$2.16	$10.75	$9.84

(a)    Relates to costs associated with actions taken for employee reductions, facility consolidations and site closures,    product line exits and other asset charges.

(b)     Primarily relates to legal, professional service and financing costs (as applicable) associated with the pending acquisition of Altra, the merger with the Rexnord PMC business, the acquisition of the Arrowhead business and the strategic review of the global motors and generators businesses within the Industrial Systems reporting segment.

2023 ADJUSTED ANNUAL GUIDANCE	Minimum	Maximum
2023 GAAP Diluted EPS Annual Guidance	$5.64	$6.44
Restructuring and Related Costs	0.82	0.82
Intangible Amortization	2.22	2.22
Share-Based Compensation Expense	0.32	0.32
Transaction and Related Costs (c)	1.05	1.05
2023 Adjusted Diluted EPS Annual Guidance	$10.05	$10.85

(c) Includes Altra acquisition-related financing costs and incremental net interest expense on new debt pending the completion of the acquisition.

	Three Months Ended
ADJUSTED EBITDA	Commercial Systems		Industrial Systems		Climate Solutions		Motion Control Solutions		Total Regal Rexnord
(Dollars in Millions)	Dec 31, 2022	Jan 1, 2022	Dec 31, 2022	Jan 1, 2022	Dec 31, 2022	Jan 1, 2022	Dec 31, 2022	Jan 1, 2022	Dec 31, 2022	Jan 1, 2022
GAAP Income from Operations	$31.6	$19.7	$10.2	$(31.5)	$34.0	$48.0	$75.9	$(15.5)	$151.7	$20.7
Restructuring and Related Costs (a)	6.0	3.7	1.1	0.4	3.5	0.1	9.4	7.7	20.0	11.9
Transaction and Related Costs (b)	—	—	3.3	—	—	—	13.7	51.2	17.0	51.2
Goodwill Impairment	—	—	—	33.0	—	—	—	—	—	33.0
Inventory Step Up Adjustment	—	—	—	—	—	—	—	24.3	—	24.3
Impairments and Exit Related Costs	—	—	—	—	—	—	0.9	0.5	0.9	0.5
Adjusted Income from Operations*	$37.6	$23.4	$14.6	$1.9	$37.5	$48.1	$99.9	$68.2	$189.6	$141.6

Depreciation	$5.4	$5.4	$3.2	$5.5	$4.0	$3.6	$18.3	$18.7	$30.9	$33.2
Amortization	1.6	1.7	0.3	0.3	0.4	0.4	43.8	42.2	46.1	44.6
Other Income, Net	0.3	0.6	0.2	0.3	0.3	0.3	0.5	0.4	1.3	1.6
Adjusted Bank EBITDA*	$44.9	$31.1	$18.3	$8.0	$42.2	$52.4	$162.5	$129.5	$267.9	$221.0

Share-Based Compensation Expense	$0.9	$1.0	$0.4	$0.4	$1.2	$1.1	$3.0	$6.2	$5.5	$8.7
Adjusted EBITDA*	$45.8	$32.1	$18.7	$8.4	$43.4	$53.5	$165.5	$135.7	$273.4	$229.7

GAAP Operating Margin %	12.1%	7.7%	6.7%	(21.5)%	14.5%	18.1%	12.7%	(2.8)%	12.2%	1.7%
Adjusted Operating Margin %*	14.4%	9.1%	9.5%	1.3%	15.9%	18.1%	16.8%	12.5%	15.2%	11.6%
Adjusted EBITDA Margin %	17.6%	12.5%	12.2%	5.7%	18.5%	20.1%	27.8%	24.8%	22.0%	18.9%

	Year Ended
ADJUSTED EBITDA	Commercial Systems		Industrial Systems		Climate Solutions		Motion Control Solutions		Total Regal Rexnord
(Dollars in Millions)	Dec 31, 2022	Jan 1, 2022	Dec 31, 2022	Jan 1, 2022	Dec 31, 2022	Jan 1, 2022	Dec 31, 2022	Jan 1, 2022	Dec 31, 2022	Jan 1, 2022
GAAP Income from Operations	$165.7	$111.3	$55.0	$(13.4)	$161.2	$196.3	$308.5	$64.1	$690.4	$358.3
Restructuring and Related Costs (a)	7.0	8.3	1.6	2.0	12.6	0.8	37.4	10.9	58.6	22.0
Transaction and Related Costs (b)	—	—	5.3	—	—	—	19.0	89.1	24.3	89.1
Goodwill Impairment	—	—	—	33.0	—	—	—	—	—	33.0
Inventory Step Up Adjustment	—	—	—	—	—	—	5.5	24.3	5.5	24.3
Impairments and Exit Related Costs	—	1.8	—	—	—	0.5	0.9	3.3	0.9	5.6
(Gain) Loss on Sale of Assets	(0.7)	0.2	—	(2.2)	—	—	(2.6)	(0.5)	(3.3)	(2.5)
Adjusted Income from Operations	$172.0	$121.6	$61.9	$19.4	$173.8	$197.6	$368.7	$191.2	$776.4	$529.8

Depreciation	$22.7	$23.0	$12.9	$22.1	$15.8	$13.2	$70.5	$34.9	$121.9	$93.2
Amortization	6.6	6.9	0.9	1.1	1.8	3.3	176.2	66.1	185.5	77.4
Other Income, Net	1.2	1.5	0.6	0.9	1.2	1.5	2.4	1.3	5.4	5.2
Adjusted Bank EBITDA	$202.5	$153.0	$76.3	$43.5	$192.6	$215.6	$617.8	$293.5	$1,089.2	$705.6

Share-Based Compensation Expense	$3.7	$3.9	$1.2	$2.3	$4.7	$4.8	$12.9	$9.2	$22.5	$20.2
Adjusted EBITDA	$206.2	$156.9	$77.5	$45.8	$197.3	$220.4	$630.7	$302.7	$1,111.7	$725.8

GAAP Operating Margin %	14.5%	10.8%	8.9%	(2.3)%	14.9%	19.0%	13.0%	5.5%	13.2%	9.4%
Adjusted Operating Margin %	15.0%	11.8%	10.0%	3.4%	16.1%	19.2%	15.5%	16.3%	14.9%	13.9%
Adjusted EBITDA Margin %	18.0%	15.2%	12.6%	7.9%	18.2%	21.4%	26.6%	25.8%	21.3%	19.0%

NET INCOME TO ADJUSTED EBITDA
Unaudited
(Dollars in Millions)

	Three Months Ended		Year Ended
	Dec 31, 2022	Jan 1, 2022	Dec 31, 2022	Jan 1, 2022
Net Income (Loss)	$102.7	$(1.9)	$494.9	$235.8
Plus: Income Taxes	8.9	11.8	118.9	74.7
Plus: Interest Expense	43.4	14.3	87.2	60.4
Less: Interest Income	(2.0)	(1.9)	(5.2)	(7.4)
Plus: Depreciation	30.9	33.2	121.9	93.2
Plus: Amortization	46.1	44.6	185.5	77.4
EBITDA*	230.0	100.1	1,003.2	534.1
Plus: Restructuring and Related Costs (a)	20.0	11.9	58.6	22.0
Plus: Transaction and Related Costs (b)	17.0	51.2	24.3	89.1
Plus: Goodwill Impairment	—	33.0	—	33.0
Plus: Inventory Step Up	—	24.3	5.5	24.3
Plus: Impairments and Exit Related Costs	0.9	0.5	0.9	5.6
Less: Gain on Sale of Assets	—	—	(3.3)	(2.5)
Plus: Share-Based Compensation	5.5	8.7	22.5	20.2
Adjusted EBITDA	$273.4	$229.7	$1,111.7	$725.8

DEBT TO EBITDA	Last Twelve Months
	Dec 31, 2022	Jan 1, 2022
Net Income	$494.9	$235.8
Interest Expense	87.2	60.4
Interest Income	(5.2)	(7.4)
Taxes	118.9	74.7
Depreciation and Amortization	307.4	170.6
EBITDA	$1,003.2	$534.1
Restructuring and Related Costs (a)	58.6	22.0
Transaction and Related Costs (b)	24.3	89.1
Impairments and Exit Related Costs	0.9	5.6
Goodwill Impairment	—	33.0
Inventory Step Up	5.5	24.3
Gain on Sale of Assets	(3.3)	(2.5)
Adjusted Bank EBITDA	$1,089.2	$705.6

Current Maturities of Long-Term Debt	$33.8	$4.9
Long-Term Debt	1,989.7	1,913.6
Total Gross Debt	$2,023.5	$1,918.5
Cash	(688.5)	(672.8)
Net Debt	$1,335.0	$1,245.7

Gross Debt/EBITDA	2.0	3.6
Gross Debt/Adjusted Bank EBITDA	1.9	2.7

Net Debt/EBITDA	1.3	2.3
Net Debt/Adjusted Bank EBITDA	1.2	1.8

FREE CASH FLOW	Three Months Ended		Year Ended
	Dec 31, 2022	Jan 1, 2022	Dec 31, 2022	Jan 1, 2022
Net Cash Provided by Operating Activities	$198.2	$99.6	$436.2	$357.7
Additions to Property Plant and Equipment	(29.2)	(17.0)	(83.8)	(54.5)
Free Cash Flow	$169.0	$82.6	$352.4	$303.2

GAAP Net Income Attributable to Regal Rexnord Corporation	$101.5	$(3.5)	$488.9	$229.6
Goodwill Impairment	—	33.0	—	33.0
Early Debt Termination Charge	—	—	—	12.7
Impairments and Exit Related Costs	0.9	0.5	0.9	5.6
Tax Effect from Impairments and Exit Related Costs	(0.2)	(0.1)	(0.2)	(4.4)
Adjusted Net Income Attributable to Regal Rexnord Corporation	$102.2	$29.9	$489.6	$276.5

Free Cash Flow as a Percentage of Adjusted Net Income Attributable to Regal Rexnord Corporation	165.4%	276.3%	72.0%	109.7%

ADJUSTED EFFECTIVE TAX RATE	Three Months Ended		Year Ended
	Dec 31, 2022	Jan 1, 2022	Dec 31, 2022	Jan 1, 2022

Income before Taxes	$111.6	$9.9	$613.8	$310.5
Provision for Income Taxes	8.9	11.8	118.9	74.7
Effective Tax Rate	8.0%	119.2%	19.4%	24.1%

Income before Taxes	$111.6	$9.9	$613.8	$310.5
Restructuring and Related Costs (a)	20.0	11.9	58.6	22.0
Transaction and Related Costs (b)	34.3	57.3	41.6	119.0
Goodwill Impairment	—	33.0	—	33.0
Inventory Step Up Adjustment	—	24.3	5.5	24.3
Intangible Amortization	46.1	44.6	185.5	77.4
Share-Based Compensation Expense	5.5	8.7	22.5	20.2
Gain on Sales of Assets	—	—	(3.3)	(2.5)
Impairments and Exit Related Costs	0.9	0.5	0.9	5.6
Adjusted Income before Taxes	$218.4	$190.2	$925.1	$609.5

Provision for Income Taxes	$8.9	$11.8	$118.9	$74.7
Tax Effect from Restructuring and Related Costs	6.1	2.9	15.6	5.3
Tax Effect of Transaction and Related Costs	8.2	7.4	10.0	22.3
Tax Effect of Inventory Step Up Adjustment	—	6.2	1.3	6.2
Tax Effect of Intangible Amortization	11.3	11.1	45.5	19.0
Tax Effect of Share-Based Compensation Expense	1.2	1.7	3.5	4.5
Tax Effect of Gain on Sales of Assets	—	—	(0.8)	(0.6)
Tax Effect from Impairments and Exit Related Costs	0.2	0.1	0.2	1.3
Discrete Tax Items	5.7	1.3	4.3	1.3
Adjusted Provision for Income Taxes	$41.6	$42.5	$198.5	$134.0

Adjusted Effective Tax Rate	19.0%	22.3%	21.5%	22.0%

ORGANIC SALES GROWTH	Three Months Ended
	December 31, 2022
	Commercial Systems	Industrial Systems	Climate Solutions	Motion Control Solutions	Total Regal Rexnord
Net Sales Three Months Ended Dec 31, 2022	$260.3	$153.1	$235.2	$596.1	$1,244.7
Net Sales from Businesses Acquired	—	—	—	(15.9)	(15.9)
Impact from Foreign Currency Exchange Rates	11.1	7.8	2.1	18.1	39.1
Organic Sales Three Months Ended Dec 31, 2022	$271.4	$160.9	$237.3	$598.3	$1,267.9

Net Sales Three Months Ended Jan 1, 2022	$257.1	$146.7	$265.8	$547.0	$1,216.6
Adjusted Net Sales Three Months Ended Jan 1, 2022	$257.1	$146.7	$265.8	$547.0	$1,216.6

Three Months Ended Dec 31, 2022 Organic Sales Growth %	5.6%	9.7%	(10.7)%	9.4%	4.2%
Three Months Ended Dec 31, 2022 Net Sales Growth %	1.2%	4.4%	(11.5)%	9.0%	2.3%

ORGANIC SALES GROWTH	Year Ended
	December 31, 2022
	Commercial Systems	Industrial Systems	Climate Solutions	Motion Control Solutions	Total Regal Rexnord
Net Sales Year Ended Dec 31, 2022	$1,145.4	$616.0	$1,081.8	$2,374.7	$5,217.9
Net Sales from Businesses Acquired	—	—	—	(1,139.6)	(1,139.6)
Impact from Foreign Currency Exchange Rates	30.0	19.6	7.1	28.6	85.3
Organic Sales Year Ended Dec 31, 2022	$1,175.4	$635.6	$1,088.9	$1,263.7	$4,163.6

Net Sales Year Ended Jan 1, 2022	$1,032.1	$576.3	$1,030.6	$1,171.3	$3,810.3
Adjusted Net Sales Year Ended Jan 1, 2022	$1,032.1	$576.3	$1,030.6	$1,171.3	$3,810.3

Year Ended Dec 31, 2022 Organic Sales Growth %	13.9%	10.3%	5.7%	7.9%	9.3%
Year Ended Dec 31, 2022 Net Sales Growth %	11.0%	6.9%	5.0%	102.7%	36.9%